Exhibit (a)(4)
                                NOTICE OF WITHDRAWAL
                                          of
                                      Tender of
                              6-1/4% CONVERTIBLE SENIOR
                             SUBORDINATED NOTES DUE 2000
                                          of
                                BROADWAY STORES, INC.


       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
         TIME, ON FRIDAY, DECEMBER 8, 1995 AND MAY NOT BE EXTENDED EXCEPT AS
                             REQUIRED BY APPLICABLE LAW.


                          The Paying Agent for the Offer is:

                                Bankers Trust Company

                              By Facsimile Transmission:
                                    (212) 250-3290
                                    (212) 250-6275

                                For Information Call:
                                    (212) 250-6270

               By Mail:                         By Hand or Overnight Courier:
        Bankers Trust Company                       Bankers Trust Company
   Corporate Trust and Agency Group           Corporate Trust and Agency Group
       Reorganization Department                  Reorganization Department
 P.O. Box 1458, Church Street Station         123 Washington Street, 1st Floor
       New York, New York  10008                  New York, New York  10006


     Delivery of this Notice of Withdrawal to an address other than as set forth above, or transmission to a facsimile number other than as set forth above, will not constitute a valid delivery. The instructions set forth in this Notice of Withdrawal should be read carefully before this Notice of Withdrawal is completed.

     Only registered holders (which term, for purposes hereof, shall include any participant in a Book-Entry Transfer Facility (as defined below) whose name appears on a security position listing as the owner) of Notes (as defined below) or persons authorized to become registered holders by endorsements and documents previously transmitted to the Paying Agent may use this Notice of Withdrawal to withdraw the tender of Notes pursuant to the Offer (as defined below). Any person who beneficially owns Notes through an account or other arrangement with a broker, dealer, commercial bank, trust company, or other nominee must contact that entity if such person desires to withdraw the tender of his, her, or its Notes pursuant to the Offer.

     This Notice of Withdrawal is to be completed by holders of Notes desiring to withdraw the tender of such Notes pursuant to the Offer if (i) certificates representing such Notes have been previously forwarded to the Paying Agent, (ii) delivery of such Notes has been previously made by book-entry transfer to the Paying Agent's account at The Depository Trust Company, Midwest Securities Trust Company, or Philadelphia Depository Trust Company (each, a "Book-Entry Transfer Facility") pursuant to the book-entry transfer procedure described under the caption "The Offer -- Procedures for Tendering Notes" in the Offer to Purchase (as defined below), or (iii) a Notice of Guaranteed Delivery has been previously guaranteed to the Paying Agent with respect to such Notes pursuant to the guaranteed delivery procedure described under the caption "The Offer -- Procedures for Tendering Notes" in the Offer to Purchase.


                    NOTE:  SIGNATURES MUST BE PROVIDED BELOW.

Ladies and Gentlemen:

     The undersigned hereby withdraws the undersigned's tender to Broadway Stores, Inc. ("Broadway") of the principal amount of 6-1/4% Convertible Senior Subordinated Notes Due 2000 of Broadway (the "Notes") described below, which Notes were previously tendered pursuant to Broadway's offer to purchase any and all of the Notes, at a purchase price equal to the principal amount thereof plus accrued and unpaid interest thereon to December 8, 1995, which will be $1,027.43 per $1,000 principal amount of Notes, on the terms and subject to the conditions set forth in Broadway's Notice of Change in Control and Offer to Purchase dated November 8, 1995 (the "Offer to Purchase") and related Change in Control Purchase Notice and Letter of Transmittal (the "Letter of Transmittal") (which together constitute the Offer), receipt of which are hereby acknowledged.

     The undersigned hereby acknowledges that the withdrawal of Notes from the Offer effected by this Notice of Withdrawal may not be rescinded and that such Notes will no longer be deemed to be validly tendered for purposes of the Offer. Such withdrawn Notes may be retendered only by following the procedures set forth in "The Offer -- Procedures for Tendering Notes" in the Offer to Purchase.

                              DESCRIPTION OF NOTES WITHDRAWN


                                                                                            Notes Withdrawn
                                                                               (Attach additional list if necessary)

 Name(s) and Address(es) of Registered Holder(s)           Certificate     Principal Amount      Principal        Principal Amount
 (Please fill in, if blank, exactly as name(s) appear(s)   Number(s)*      Represented           Amount to be     to Remain
 on Note(s) or security position listing)                                  by Certificate(s)*    Withdrawn*       Tendered**






                                                           Total Principal
                                                           Amount of
                                                           Notes Withdrawn



                                                           Total Principal Amount
                                                           of Notes
                                                           Remaining Tendered:

 * Need not be completed by holders who delivered their Notes by book-entry transfer.
** If less than the entire principal amount of any certificate previously delivered to the Paying Agent is to be withdrawn, please indicate the principal amount thereof to be withdrawn and the principal amount thereof to remain tendered (which in each case must be an integral multiple of $1,000). Otherwise, the entire principal amount of each Note listed above will be deemed to have been withdrawn. See Instruction 4.


[ ] CHECK HERE IF TENDERED NOTES HAVE BEEN PREVIOUSLY DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE PAYING AGENT WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:



     Name of Tendering Institution________________________________________




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


  Check box of applicable Book-Entry Transfer Facility:

     [ ]    The Depository Trust Company
     [ ]    Midwest Securities Trust Company
     [ ]    Philadelphia Depository Trust Company


Account Number _________________________________________________________


Transaction Code Number ________________________________________________


[ ] CHECK HERE IF A NOTICE OF GUARANTEED DELIVERY HAS BEEN PREVIOUSLY SENT TO THE PAYING AGENT AND COMPLETE THE FOLLOWING:


Name(s) of Owner(s) ____________________________________________________


Window Ticket Number (if any) __________________________________________


Date of Execution of Notice of Guaranteed Delivery _____________________


Name of Institution which Guaranteed Delivery __________________________



                                PLEASE SIGN HERE
            (TO BE COMPLETED BY ALL WITHDRAWING HOLDERS REGARDLESS OF
        WHETHER NOTES HAVE BEEN PHYSICALLY DELIVERED TO THE PAYING AGENT)
            (See Instructions 1,2, and 3 and the following paragraph)

X  _____________________________________________________,     _______________

X  _____________________________________________________,     _______________
                   Signature(s) of Registered Holder(s)            Date


Must be signed by the registered holder(s) as the name(s) appear(s) on the Notes or on a securities position listing or by person(s) authorized to become registered holder(s) by endorsements and documents previously transmitted to the Paying Agent. If signature is by a trustee, executor, administrator, guardian, officer, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions 2 and 3.


Name(s):________________________________________________________________

        ________________________________________________________________
                        (Please Type or Print)

Capacity _______________________________________________________________

(Full Title): __________________________________________________________

Address: _______________________________________________________________
                          (Include Zip Code)

Phone No.: _____________________________________________________________


                               SIGNATURE GUARANTEE
                         (If required by Instruction 1)

Signature(s) Guaranteed by
an Eligible Institution: _______________________________________________
                                  (Authorized Signature)

                         _______________________________________________
                                         (Title)

                         _______________________________________________
                                      (Name of Firm)


                         Phone No.: ____________________________________

                         Dated: ________________________________________




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


                       INSTRUCTIONS FOR WITHDRAWING NOTES

     1. Guarantee of Signatures. No signature guarantee is required on this Notice of Withdrawal if (i) this Notice of Withdrawal is signed by the registered holder(s) (which term, for purposes of this document, shall include any participant in a Book-Entry Transfer Facility whose name appears on a securities position listing as the owner) of the Notes or (ii) the Notes are tendered for the account of a member in good standing of a signature guarantee program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each an "Eligible Institution"). In all other cases, all signatures on this Notice of Withdrawal must be guaranteed by an Eligible Institution.

     2. Delivery of this Notice of Withdrawal. This Notice of Withdrawal, properly completed and signed, must be received by the Paying Agent prior to 5:00 p.m., New York City time, on Friday, December 8, 1995. The method of delivery of this Notice of Withdrawal is at the election and risk of the holder of the Notes. If such delivery is by mail, registered mail with return receipt requested, is recommended. Delivery of this Notice of Withdrawal may be validly made to the Paying Agent only at one of the addresses shown on this Notice of Withdrawal.

     3. Signature(s) on Notice of Withdrawal. If this Notice of Withdrawal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Broadway and the Paying Agent of the authority of such person to so act must be submitted with this Notice of Withdrawal.

     4. Partial Withdrawals. If less than the entire principal amount of Notes previously tendered are to be withdrawn, fill in the principal amount of Notes to be withdrawn and the principal amount of Notes to remain tendered in the "Description of Notes Withdrawn" box in this Notice of Withdrawal. The entire principal amount of the Notes previously tendered will be deemed to have been withdrawn unless otherwise indicated.

     5. Requests for Assistance or Additional Copies. All questions relating to procedures for withdrawing previously tendered Notes, as well as requests for assistance or additional copies of this Notice of Withdrawal, should be directed to the Paying Agent at one of the addresses or the telephone number set forth above.






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